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         NUMBER         COLDWATER CREEK-Registered Trademark-         SHARES
                  INCORPORATED UNDER THE LAWS OF THE STATE OF IDAHO


                      THIS CERTIFIES THAT ______________________

                      IS THE OWNER OF __________________________

             FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

                              COLDWATER CREEK-Registered Trademark-

              TRANSFERABLE ONLY ON THE BOOKS OF THE CORPORATION BY THE HOLDER HEREOF IN PERSON OR BY ATTORNEY UPON
              SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED.
              IN WITNESS WHEREOF, THE SAID CORPORATION HAS CAUSED THIS CERTIFICATE TO BE SIGNED BY ITS DULY AUTHORIZED
              OFFICERS AND ITS CORPORATE SEAL TO BE HEREUNTO AFFIXED THIS _________ DAY OF __________A.D. 19

    SHARES NOT VALID UNTIL COUNTERSIGNED BY TRANSFER AGENT

                                            [SEAL]
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    TRANSFER AGENT      AUTHORIZED SIGNATURE               PRESIDENT

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                                                           SECRETARY
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    FUTURSTIO SECURITIES INTERNATIONAL, INC.
    1234 BIRCH STREET, SAN JOSE, CALIFORNIA 99756